Exhibit 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 822 2330	April 28, 2010 Tim Ryan, The Shoreham Group 212 242 7777

NEOPROBE ANNOUNCES FIRST QUARTER RESULTS
Business Update and Conference Call Scheduled

DUBLIN, OHIO – April 28, 2010 -- Neoprobe Corporation (OTCBB:NEOP - News), a diversified developer of innovative biomedical surgical oncology products, today announced consolidated results for the first quarter of 2010. First quarter 2010 revenues were $2.7 million, consistent with the record revenue reported for the first quarter of 2009.  Gross profit for the first quarter of 2010 was $1.8 million, compared to $1.9 million for the first quarter of 2009. Operating expenses increased to $3.5 million for the first quarter of 2010 from $2.1 million for the first quarter of 2009.  Neoprobe’s loss from operations for the first quarter of 2010 was $1.7 million compared to $203,000 for the first quarter of 2009.

For the first quarter of 2010, Neoprobe reported a net loss attributable to common stockholders of $2.5 million, or $0.03 per share, compared to net income attributable to common stockholders of $754,000, or $0.01 per share, for the first quarter of 2009.  As discussed more fully below, the first quarter 2009 net income attributable to common stockholders was primarily due to mark-to-market adjustments related to derivative accounting treatment required for certain financial instruments on the Company’s balance sheet.

Brent Larson, Neoprobe’s Vice President, Finance and CFO, said, “Gamma detection device revenue for the first quarter of 2010 remained steady compared to the same period in 2009.  Increased probe sales volumes offset declines in console sales and a minor decline in sales prices.  Gross margins from our device sales declined slightly to 67% for the first quarter of 2010 compared to 69% for the same period in the prior year due to net changes in product mix and the impact of the decline in sales prices.  Our gamma detection device line continues to show strong overall results and generate cash flow to cover our corporate overhead and contribute to our product development costs.”

David Bupp, Neoprobe’s President and CEO, said, “Our operating expenses increased for the first quarter of 2010 compared to last year as chemistry, manufacturing and control activities and other development expenses associated with preparing to submit a new drug application (NDA) for Lymphoseek® have accelerated.  During the first quarter of 2010, we were pleased to announce the positive outcome of a meeting with FDA regarding a review of results from our Phase 3 clinical trial for Lymphoseek in subjects with breast cancer or melanoma.  Related to the positive outcome of the regulatory meeting and the activities necessary to support the NDA, we have added headcount and geared up other activities to prepare for and to support the filing of the NDA.  We believe the positive outcome of this FDA meeting and our other activities have positioned us well for the filing of the NDA later this summer.  Our general and administrative costs for the first quarter also increased compared to the prior year primarily related to increased stock and compensation costs.”

During the first quarter of 2009, the Company was required to adopt certain authoritative guidance related to the accounting treatment for derivative liabilities.  Under the applicable accounting rules for financial instruments, embedded features of the Company’s notes and preferred stock and the related warrants to purchase common stock were considered derivative liabilities because these instruments contained language that provided for the resetting of the instruments’ exercise/conversion prices in the event that the Company issues common stock at prices below the exercise/conversion prices of the respective instruments.  Treatment of these instruments as derivative liabilities resulted in them being required to be reflected on the Company’s balance sheet at their fair values (i.e., marked to market) based on certain assumptions, including the trading price of the Company’s common stock.  The adoption of these rules resulted in our recording $1.5 million in non-cash income for the first quarter of 2009 related to marking such derivative liabilities to market as required by the guidance.  Excluding the $1.5 million mark-to-market adjustment, the Company would have generated a net loss attributable to common shareholders of $771,000 for the first quarter of 2009.  Neoprobe’s management believes, however, that the inclusion of such mark-to-market adjustments in the Company’s financial results does not appropriately communicate the results of the Company’s operating performance and development activities to our investors.  As a result, Neoprobe’s management believes the ability of investors to analyze Neoprobe’s business trends and to understand Neoprobe’s performance may be better served from reviewing certain operational measures such as revenues, development expenses and income (loss) from operations.  During the third quarter of 2009, Neoprobe agreed with the holder of the instruments with derivative characteristics to eliminate the price reset features that had substantially caused the derivative treatment of the instruments, thereby permitting the Company to effectively extinguish the majority of its derivative liabilities.  This action should minimize the subsequent impact on our financial results which might have otherwise resulted from fluctuations in the trading price of the Company’s common stock.

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NEOPROBE CORPORATION
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Neoprobe’s President and CEO, David Bupp, and Vice President and CFO, Brent Larson, will provide a business update and discuss the Company’s results for the first quarter of 2010 during a conference call scheduled for 11:00 AM ET, Thursday, April 29, 2010.  During the conference call, Messrs. Bupp and Larson will provide a business update and discuss the Company’s results for the first quarter of 2010.  Neoprobe’s Vice President, Pharmaceutical Research and Clinical Development, Frederick Cope, Ph.D., will also be available to respond to questions regarding Lymphoseek’s development progress.

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date:	April 29, 2010	Available until:	May 6, 2010
Time:	11:00 AM ET	Toll-free (U.S.) Dial in # :	877-660-6853
		International Dial in # :	201-612-7415
Toll-free (U.S.) Dial in # :	877-407-8033	Replay pass codes (both
International Dial in # :	201-689-8033	required for playback): Account # : Conference ID # :	286 349832

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan™ CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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NEOPROBE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2010	2009
	(unaudited)
Assets:

Cash	$5,956,271	$5,639,842
Other current assets	2,726,780	2,977,323
Non-current assets	581,503	400,594

Total assets	$9,264,554	$9,017,759

Liabilities and stockholders' deficit:

Current liabilities, including current portion of notes payable	$3,422,520	$2,402,647
Notes payable, long term (net of discounts)	10,951,924	10,945,907
Derivative liabilities	2,380,956	1,951,664
Other liabilities	549,300	587,393
Preferred stock	3,000,000	3,000,000
Stockholders' deficit	(11,040,146)	(9,869,852)

Total liabilities and stockholders' deficit	$9,264,554	$9,017,759

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	March 31,	March 31,
	2010	2009
	(unaudited)	(unaudited)

Total revenues	$2,682,872	$2,682,221
Cost of goods sold	888,867	826,363
Gross profit	1,794,005	1,855,858

Operating expenses:
Research and development	2,401,672	1,221,969
Selling, general and administrative	1,128,202	837,323
Total operating expenses	3,529,874	2,059,292

Loss from operations	(1,735,869)	(203,434)

Interest expense	(284,438)	(457,134)
Change in derivative liabilities	(429,292)	1,525,365
Other income, net	1,358	9,673

(Loss) income from continuing operations	(2,448,241)	874,470

Discontinued operations	(11,873)	(60,349)

Net (loss) income	(2,460,114)	814,121

Preferred stock dividends	(60,000)	(60,000)

Loss (income) attributable to common stockholders	$(2,520,114)	$754,121

Loss (income) per common share (basic and diluted):
Continuing operations	$(0.03)	$0.01
Discontinued operations	$(0.00)	$-
Loss (income) attributable to common stockholders	$(0.03)	$0.01

Weighted average shares outstanding:
Basic	79,571,399	71,387,438
Diluted	79,571,399	96,346,846